EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213897 on Form S-3 of our report dated February 24, 2017 relating to the consolidated financial statements of Nevada Power Company and subsidiaries appearing in this Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 24, 2017